Electronic Articles of Incorporation
P04000015631
Filed January 21, 2004
Sec. of State

PRO CARD CORPORATION
The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

     Article I
The name of the corporation is:
PRO CARD CORPORATION

     Article II
The principal place of business address:
8125 MONETARY DR.
H4
RIVIERA BEACH, FL. 33404
The mailing address of the corporation is:
P0 BOX 32044
PALM BEACH GARDENS, FL. 33420

     Article III
The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

     Article IV
The number of shares the corporation is authorized to issue is:
100,000,000

     Article V
The name and Florida street address of the registered agent is:
DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418
I certify that I am familiar with and accept the responsibilities of registered agent. FILED January 21, 2004 Sec. or State
P04000015631
Registered Agent Signature: DAVID J. PANAIA

     Article VI
The name and address of the incorporator is:
DAVID J. PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL 33418
Incorporator Signature: DAVID J. PANAIA

     Article VII
The initial officer(s) and/or director(s) of the corporation is/are:
Title: PSD
DAVID J PANAIA
10 WYNDHAM LANE
PALM BEACH GARDENS, FL. 33418